					EXHIBIT 12.4
					Page 1
THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$(5,142)	$19,930	$86,283	$76,164	$99,404
Interest and other charges, before reduction for amounts capitalized	57,672	42,126	33,439	21,489	23,179
Provision for income taxes	(9,844)	5,394	52,350	73,931	59,869
Interest element of rentals charged to income (a)	87,174	84,894	82,879	80,042	77,158

Earnings as defined	$129,860	$152,344	$254,951	$251,626	$259,610

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$57,672	$42,126	$33,439	$21,489	$23,179
Interest element of rentals charged to income (a)	87,174	84,894	82,879	80,042	77,158

Fixed charges as defined	$144,846	$127,020	$116,318	$101,531	$100,337

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	0.90	1.20	2.19	2.48	2.59

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.4

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$(5,142)	$19,930	$86,283	$76,164	$99,404
Interest and other charges, before reduction for amounts capitalized	57,672	42,126	33,439	21,489	23,179
Provision for income taxes	(9,844)	5,394	52,350	73,931	59,869
Interest element of rentals charged to income (a)	87,174	84,894	82,879	80,042	77,158

Earnings as defined	$129,860	$152,344	$254,951	$251,626	$259,610

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$57,672	$42,126	$33,439	$21,489	$23,179
Preferred stock dividend requirements	10,756	8,838	8,844	7,795	9,409
Adjustments to preferred stock dividends
to state on a pre-income tax basis	4,146	2,158	5,366	7,561	5,667
Interest element of rentals charged to income (a)	87,174	84,894	82,879	80,042	77,158

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$159,748	$138,016	$130,528	$116,887	$115,413

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	0.81	1.10	1.95	2.15	2.25

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.